UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2012

Green Plains Renewable Energy, Inc.

(Exact name of registrant as specified in its charter)

Iowa	001-32924	84-1652107
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Suite 400, Omaha, NE	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2012, Green Plains Renewable Energy, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) among the Company, Green Plains Grain Company LLC and Green Plains Grain Company TN LLC, wholly-owned subsidiaries of the Company, and The Andersons, Inc. (the “Buyer”) to sell to the Buyer twelve of the Company’s grain elevators located in northwestern Iowa and western Tennessee (the “Transaction”). The Transaction involves approximately 32.6 million bushels, or 83%, of the Company’s reported agribusiness grain storage capacity and all of its agronomy and retail petroleum operations.

On November 30, 2012, the Company and the Buyer entered into a First Amendment (the “Amendment”) to the Agreement. Under the terms of the Amendment, the parties have agreed to include all receivables as assets purchased by the Buyer. Receivables were previously excluded from the Transaction and the purchase price has been adjusted accordingly.

The Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed on October 29, 2012 and is incorporated by reference herein. The Amendment is filed as Exhibit 2.2 to this Current Report on Form 8-K.

Item 2.01. Completion of Acquisition of Disposition of Assets.

Effective December 3, 2012, the Company completed the previously-announced Transaction. The estimated sales price for the facilities and certain related working capital is $144.6 million, including receivables added by the Amendment and the assumption at closing of term debt of approximately $27.8 million. The final sales price is subject to post-closing adjustments based on actual November 30, 2012 working capital amounts. The Company expects to report a pre-tax gain from this sale in the fourth quarter of 2012 of approximately $46 million.

The foregoing summary of the disposition is qualified in its entirety by reference to the full text of the Agreement, as amended.

Item 7.01. Regulation FD Disclosure.

On December 3, 2012, the Company issued a press release announcing the closing of the Transaction. The press release is being furnished as Exhibit 99.1 and shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet as of September 30, 2012 and unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011 are furnished as Exhibit 99.2 hereto.

(d)	Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit
2.1	Asset Purchase Agreement among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Renewable Energy, Inc. and The Andersons, Inc. dated October 26, 2012 (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed October 29, 2012)

2.2	First Amendment to Asset Purchase Agreement among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Renewable Energy, Inc. and The Andersons, Inc. effective as of November 30, 2012

99.1	Press Release dated December 3, 2012

99.2	Unaudited Pro Forma Condensed Financial Statements and Related Notes Thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: December 6, 2012	By:	/s/ Jerry L. Peters
Jerry L. Peters Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.	Description of Exhibit
2.1	Asset Purchase Agreement among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Renewable Energy, Inc. and The Andersons, Inc. dated October 26, 2012 (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed October 29, 2012)

2.2	First Amendment to Asset Purchase Agreement among Green Plains Grain Company LLC, Green Plains Grain Company TN LLC, Green Plains Renewable Energy, Inc. and The Andersons, Inc. effective as of November 30, 2012

99.1	Press Release dated December 3, 2012

99.2	Unaudited Pro Forma Condensed Financial Statements and Related Notes Thereto